EXHIBIT 10(p)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 1, 2017 (this "Amendment"), is among SAGA COMMUNICATIONS, INC. (the "Borrower"), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

RECITALS

A.            The Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent are parties to a Credit Agreement dated as of August 18, 2015 (as amended or modified from time to time, the "Credit Agreement").

B.            The Borrower and the other Loan Parties desire to amend the Credit Agreement, and the Administrative Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

1.1           The following new definitions are added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“Approved Escrow Agreement” means the Escrow Agreement dated May 9, 2017 among the ETC Purchaser, the Borrower, and First Business Trust & Investments, a division of First Business Bank, a Wisconsin banking corporation.

“ETC APA” means the Asset Purchase Agreement dated as of May 9, 2017 among the ETC Purchaser, Saga Broadcasting LLC, Saga Quad States Communications, LLC, and the Borrower, in the form delivered to the Administrative Agent on the First Amendment Effective Date.

“ETC Assets” means all assets being disposed of pursuant to the ETC APA.

“ETC Disposition” means the Disposition of the ETC Assets pursuant to the ETC Disposition Documents.

“ETC Disposition Documents” means the ETC APA and all agreements and documents executed in connection therewith.

“ETC Purchaser” means Evening Telegram Company d/b/a/ Morgan Murphy Media, a Wisconsin corporation.

“First Amendment” means the First Amendment to Credit Agreement dated as of August 31, 2017.

“First Amendment Effective Date” means the effective date of the First Amendment

1.2           The “and” at the end of Section 6.05(h) of the Credit Agreement is deleted, clause (i) of Section 6.05 of the Credit Agreement is restated as set forth below, and the following new clauses (j) and (k) are added to Section 6.05 of the Credit Agreement:

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(i)            so long as no Default or Event of Default has occurred and is continuing, the ETC Disposition;

(j)            all Dispositions made prior to the First Amendment Effective Date (which Borrower represents and warrants were made in compliance with this Agreement, as in effect at the time of such Dispositions); and

(k)            so long as no Default or Event of Default has occurred and is continuing, other Dispositions of property where the aggregate fair market value of all such Dispositions of property after the First Amendment Effective Date is not in excess of $7,500,000.

1.3           The following new Section 3.23 is added to Article III of the Credit Agreement in proper numerical order:

SECTION 3.23 ETC Disposition. The ETC Disposition complies in all material respects with all applicable Requirements of Law (including, without limitation, the Communications Act), and all material governmental, regulatory, member and other material consents and approvals required for the consummation of the ETC Disposition (including, without limitation, consents and approvals from the FCC and SEC) have been, or prior to the consummation thereof will be, duly obtained and in full force and effect. All applicable waiting periods with respect to the ETC Disposition have expired without any action being taken by any competent Governmental Authority (including, without limitation, the FCC and SEC) which restrains, prevents or imposes material adverse conditions upon the consummation of such transaction. At the time of consummation thereof, there shall not exist any judgment, order or injunction prohibiting or imposing material adverse conditions on the ETC Disposition or any transaction contemplated hereby. The ETC Disposition will be consummated on the First Amendment Effective Date in accordance with the terms of the ETC Disposition Documents, without waiver of any of the conditions thereof. The consummation of the ETC Disposition will not violate any statute or regulation of the United States or any other applicable jurisdiction, or any order, judgment or decree of any court or other Governmental Authority (including, without limitation, the FCC and SEC), or result in a breach of, or constitute a default under, any Material Contract or indenture, or any order or decree, binding on any Loan Party. Correct and complete copies of all ETC Disposition Documents have been delivered to the Administrative Agent. The representations and warranties in the ETC Disposition Documents are true and correct in all material respects on the date of the First Amendment, and there have been no amendments to or waivers under the ETC Disposition Documents. All ETC Assets are listed on Schedule 3.23 and there are no other assets being disposed of in connection with the ETC Disposition other than the ETC Assets listed on Schedule 3.23. The total consideration paid or payable in connection with the ETC Disposition shall not be less than $66,600,000.

1.4           The “and” at the end of Section 6.01(i) of the Credit Agreement is deleted, the period at the end of Section 6.01(j) is replaced with “; and”, and the following new clause (k) is added to Section 6.01 of the Credit Agreement:

(k)           Any Lien deemed to exist on the funds in an amount not to exceed $3,500,000 that are escrowed under the Approved Escrow Agreement pursuant to the terms thereof, which Lien shall not exist after the first to occur of (x) the disbursement of such funds in accordance with the Approved Escrow Agreement and (y) May 9, 2018.

1.5           Section 6.12 of the Credit Agreement is restated as follows:

SECTION 6.12. Amendments of Material Documents. The Borrower will not, and will not permit its Subsidiaries to, amend, modify or waive any of its rights under (a) its Organizational Documents other than immaterial amendments, modifications or waivers that could not reasonably be expected to adversely affect the Administrative Agent or any of the Lenders, (b) any of the ETC Disposition Documents, or (c) any other Material Contract, to the extent any such amendment, modification or waiver would be materially adverse to the Administrative Agent or any of the Lenders.

1.6           Schedule 3.23 attached hereto is added to the Credit Agreement as Schedule 3.23.

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ARTICLE II. REPRESENTATIONS. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

2.1          The execution, delivery and performance of this Amendment are (a) within each Loan Party's organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders; (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (c) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (d) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

2.2            This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3            After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

2.4            As of the date hereof, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

2.5            Both before and after the consummation of the ETC Disposition, the Borrower is in pro forma compliance with Section 6.11 of the Credit Agreement, as provided in the Credit Agreement.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

3.1           The Borrower, the other Loan Parties and the Lenders shall have signed this Amendment.

3.2           The Administrative Agent and its counsel shall have received complete copies of all of ETC Disposition Documents, all of which shall be satisfactory to Lender

3.3           The Administrative Agent shall have received such resolutions and certificates of the Loan Parties, such opinions of counsel and such other documents and instruments, in each case as the Administrative Agent may reasonably request.

ARTICLE IV. RELEASE OF COLLATERAL. Upon fulfillment of the conditions set forth in Article III hereof, Administrative Agent’s security interests in the ETC Assets, but not any proceeds paid for the ETC Assets or any other Collateral, shall automatically be released. Promptly thereafter, Administrative Agent shall file the UCC-3 financing statements attached hereto as Exhibit A and deliver a letter to Borrower (a copy of which Borrower may provide to the ETC Purchaser) confirming such release.

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ARTICLE V. MISCELLANEOUS.

5.1           References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

5.2           Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Loan Parties acknowledges and agrees that the Administrative Agent and the Lenders have fully performed all of their obligations under all Loan Documents or otherwise with respect to the Loan Parties, all actions taken by the Administrative Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Administrative Agent or any Lender, any Subsidiary or Affiliate thereof or any of their successors or assigns, and waives any such claims or causes of action of which they are aware. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

5.3           Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures or signatures sent by other electronic imaging shall be effective as originals.

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IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
Name: Samuel D. Bush
Title: Chief Financial Officer

FRANKLIN COMMUNICATIONS, INC.
SAGA RADIO NETWORKS, LLC
SAGA BROADCASTING, LLC
SAGA COMMUNICATIONS OF NEW ENGLAND, LLC
SAGA COMMUNICATIONS OF ARKANSAS, LLC
SAGA COMMUNICATIONS OF NORTH CAROLINA, LLC
TIDEWATER COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF ILLINOIS, LLC
SAGA COMMUNICATIONS OF SOUTH DAKOTA, LLC
LAKEFRONT COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF NEW HAMPSHIRE, LLC
SAGA COMMUNICATIONS OF CHARLOTTESVILLE, LLC
SAGA COMMUNICATIONS OF IOWA, LLC
SAGA QUAD STATES COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF TUCKESSEE, LLC
SAGA COMMUNICATIONS OF MILWAUKEE, LLC

By:	/s/ Samuel D. Bush
Name: Samuel D. Bush
Title: Treasurer

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JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Marc Moses
Name: Marc Moses
Title: Vice President

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THE HUNTINGTON NATIONAL BANK

By:	/s/ Peter Stasovich
Name: Peter Stasovich
Title: Senior Vice President

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CITIZENS BANK, NATIONAL ASSOCIATION

By:	/s/ Jennifer Pughain
Name: Jennifer Pughain
Title: Vice President

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